Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

KVH Industries, Inc.:

We consent to the incorporation by reference in the Registration Statement Nos. 333-112341, 333-08491 and 333-67556 on Form S-8 of our reports dated March 15, 2007, with respect to the consolidated balance sheets of KVH Industries, Inc., and subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders’ equity and accumulated other comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 Annual Report on Form 10-K of KVH Industries, Inc. and subsidiary. Our reports include an explanatory paragraph regarding the Company's adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payments".

/s/ KPMG LLP

Providence, Rhode Island
March 16, 2007